Exhibit 10.5

MSC.SOFTWARE CORPORATION

2001 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of February 10, 2005 (the “Effective Date”) is entered into by and between MSC.SOFTWARE CORPORATION, a Delaware corporation (the “Corporation”), and William J. Weyand (the “Grantee”).

W I T N E S S E T H

WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved the MSC.Software Corporation 2001 Stock Option Plan (the “Plan”);

WHEREAS, the Corporation and the Grantee have entered into an employment agreement of even date herewith (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Corporation has granted to the Grantee as of the Effective Date a stock option (the “Option”) to purchase up to Four Hundred Fifty Thousand (450,000) shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), subject to and upon the terms and conditions set forth in this Agreement, the Employment Agreement and the Plan; and

WHEREAS, such Option has been granted by the Corporation to the Grantee in addition to, and not in lieu of, any form of compensation otherwise payable or to be paid to the Grantee;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.             Grant of Option.  This Agreement evidences the Corporation’s grant to the Grantee of the right and option to purchase, on the terms and conditions set forth in this Agreement, the Employment Agreement and in the Plan, up to Four Hundred Fifty Thousand (450,000) shares of Common Stock at an exercise price per share of [$              ] (the “Exercise Price”), which Option shall be exercisable from time to time, subject to the provisions of this Agreement, the Employment Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Effective Date (the “Expiration Date”).  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

3.             Vesting; Exercisability of Option.  Subject to earlier vesting as provided in Section 6 or Section 7 below, the Option shall become vested with respect to 50% of the shares subject to the Option on each of the first and second anniversaries of the Effective Date.

The Option may be exercised only to the extent the Option is vested and exercisable.  The Option, to the extent vested, shall become exercisable on the earliest to occur of (i) the second anniversary of the Effective Date, (ii) the day on which the Executive ceases to be employed by the Corporation in any of the circumstances described in Section 5.3(b) or 5.3(c) of the Employment Agreement, or (iii) immediately prior to a Change in Control Event or a Going Private Transaction (as defined herein).  In no event may any portion of the Option be exercised at any time after the Expiration Date or an earlier termination of the Option pursuant to Section 6 or 7 below.

To the extent the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue until the Option terminates or expires.  The Option shall only be exercisable in respect of whole shares, and fractional share interests shall be disregarded.  The Option may only be exercised as to at least 100 shares, unless the number purchased is the total number at the time available for purchase under the Option.

4.             Method of Exercise of Option.  The Grantee shall exercise the Option by the delivery to the Secretary of the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option.

Payment shall be made in accordance with and in a form permitted by Section 2.2.2 of the Plan for the full Exercise Price of the shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 4.5 of the Plan.  Subject to the consent of the Committee at the time of exercise, the Exercise Price may be paid in full or in part by shares of Common Stock already owned by the Grantee; provided, however, that any shares delivered (i) which were initially acquired from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the Grantee for at least six months before the date of exercise, and (ii) shall be valued at their Fair Market Value on the date of exercise.  In addition, the Grantee (or the Grantee’s Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 4.4 of the Plan.

5.             Responsibility for Taxes.  Regardless of any action the Corporation takes with respect to any or all income tax, social security and Medicare, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee hereby acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains his responsibility and that the Corporation (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option and the subsequent sale of shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.

Prior to exercise of the Option, the Grantee shall pay or make adequate arrangements satisfactory to the Corporation to satisfy all withholding and payment on account obligations of the Corporation.  In this regard, the Grantee authorizes the Corporation to withhold all applicable Tax-Related Items legally payable by the Grantee from his or her wages or other cash compensation paid to the Grantee by the Corporation or from proceeds of the sale of the shares.  Finally, the Grantee shall pay to the Corporation any amount of Tax-Related Items that the Corporation may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s purchase of shares that cannot be satisfied by the means previously described.  The Corporation may refuse to honor the exercise and refuse to deliver shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

Notwithstanding the foregoing, in the event that the Grantee is liable for the excise tax under Section 4999 of the Code with respect to the exercise or vesting of the Option, the Corporation shall pay the Executive the amounts required under Section 3.7 of the Employment Agreement.

6.             Effect of Termination of Employment.

(a)           If the Grantee’s employment by the Corporation terminates for any reason, the Option, to the extent not vested on or before the date of such termination, shall terminate as of the date of such termination of employment.  (The last day that the Grantee is employed by the Corporation is referred to as the Grantee’s “Severance Date.”)

(b)           Except as otherwise provided in Section 6(c), (i) if the Grantee’s employment by the Corporation is terminated for Cause (as defined in the Employment Agreement), the Option, to the extent vested on the Severance Date, shall be exercisable for a period of 90 days after the Severance Date and, to the extent not exercised during such 90-day period, shall terminate at the close of business on the last day of such 90-day period, or (ii) if the Grantee terminates his employment other than for Good Reason or Disability (as such terms are defined in the Employment Agreement), the Option, to the extent vested on the Severance Date, shall be exercisable for a period of one year after the Severance Date and, to the extent not exercised during such one-year period, shall terminate at the close of business on the last day of such one-year period.

(c)           If the Grantee’s employment is terminated under any of the circumstances described in Section 5.3(b) or 5.3(c) of the Employment Agreement and the Grantee is entitled to the severance benefits provided thereunder (after having met the requirements thereunder, including, without limitation, having provided the required release as contemplated by the Employment Agreement), the Option, to the extent not vested on the Severance Date, shall be deemed to have been fully vested as of such Severance Date and shall be exercisable until the third anniversary of the Severance Date.

In all cases, however, the Option is subject to earlier termination on the Expiration Date or pursuant to Section 7.

7.             Adjustment; Termination of Option Under Certain Events.  The Option is subject to adjustment pursuant to Section 4.2.1 of the Plan and subject to early termination upon the occurrence of certain events as described in Section 4.2.3 of the Plan.  The Option, to the extent then outstanding, shall be deemed to have fully vested immediately prior to any termination thereof pursuant to Section 4.2.3 of the Plan.

8.             Non-Transferability of Option.

(a)           Subject to the limited exceptions set forth in Section 1.8 of the Plan, the Option and any other rights of the Grantee under this Agreement or the Plan are nontransferable.  For purposes of clarity, the Committee has not authorized any transfer exceptions as contemplated by Section 1.8.2 of the Plan.

(b)           Following any delivery of shares of Common Stock upon exercise of the Option, neither any such shares, nor any interest therein or amount payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily (other than by will or the laws of descent and distribution) until the earliest of (i) the second anniversary of the Effective Date, (ii) the day upon which the Grantee’s employment with the Corporation terminates under any of the circumstances described in Section 5.3(b) or 5.3(c) of the Employment Agreement and the Grantee is entitled to the severance benefits provided thereunder (after having met the requirements thereunder, including, without limitation, having provided the required release as contemplated by the Employment Agreement), or (iii) immediately preceding a Change in Control Event or a Going Private Transaction.

The transfer restrictions of this Section 8 shall not apply to transfers to the Corporation.

9.             Representations and Warranties.  In the event, and only in the event, that the Grantee exercises any portion of the Option at a time when the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of the shares of Common Stock covered by the Option, the Grantee, at the time he acquires such shares, shall represent and warrant to the Corporation that:

(a)           the shares of Common Stock that are being acquired by the Grantee pursuant to this Agreement will be acquired for the Grantee’s own account and not with a view to, or in connection with, a distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the shares of Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b)           the Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act and is sophisticated in financial matters;

(c)           the Grantee is able to bear the economic risk of his investment in the shares for an indefinite period of time because the shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d)           the Grantee has had the opportunity to ask questions of, and receive answers from, the Corporation and its management concerning the terms and conditions of the offering of the Common Stock and to obtain information regarding the Corporation’s condition (financial and otherwise) and operations; and

(e)           this Agreement and each of the other agreements contemplated hereby to which such Grantee is a party constitute legal, valid and binding obligations of the Grantee, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery and performance of this Agreement and such other agreements by such Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or any judgment or decree to which the Grantee is subject.

10.           Legends.

(a)           In the event, and only in the event, that the Grantee exercises any portion of the Option at a time when the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of shares of Common Stock covered by the Option, the certificates, if any, representing the shares of Common Stock so purchased by the Grantee will bear a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

(b)           In addition, the certificates, if any, representing any shares of Common Stock delivered pursuant to this Agreement will bear a legend in substantially the following form:

“THE OWNERSHIP OF THIS CERTIFICATE AND THE SHARES OF STOCK EVIDENCED HEREBY AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MSC.SOFTWARE CORPORATION.  A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF MSC.SOFTWARE.”

The legend set forth in this Section 10(b) will be removed from the certificates evidencing such shares upon the occurrence of one of the events set forth in Section 8.

11.           Registration Rights.  The Corporation agrees that, at its own expense, it will use reasonable efforts to register all shares of Common Stock which covered by the Option on a Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) under the Securities Act promptly after the Corporation is first able to file and have declared effective such a Registration Statement.  The Corporation shall promptly remove the legend described in Section 10(a) from the certificates when the shares have been registered and the Registration Statement is effective.  The Grantee agrees that, in connection with any resale of such shares, the Grantee will sell such shares pursuant to such reoffer prospectus, will deliver such reoffer prospectus in accordance with applicable securities laws, and will otherwise comply with applicable laws as to such sale.

12.           Corporation’s Obligation to Repurchase Upon a Change in Control Event or Upon Going Private Transaction.  If, as a result of a Change in Control Event (within the meaning of clause (b) of the definition of such term in the 2001 Plan) or a Going Private Transaction, the Common Stock of the Corporation is no longer readily tradable on an established securities market, the Grantee shall have the right to require the Corporation, immediately before such Change in Control Event or Going Private Transaction, to purchase any or all of the shares of Common Stock acquired by, or issued to, the Grantee under this Agreement and then held by him (to the extent the Grantee is not permitted or required to sell such shares in the transaction giving rise to the Change in Control Event or the Going Private Transaction, as the case may be) on substantially the same per-share terms as the Corporation’s stockholders selling Common Stock in such transaction generally for an amount not less than the price paid (on a per share basis) to the other holders of the Common Stock whose stock was acquired in connection with the Change in Control Event or Going Private Transaction, as the case may be, multiplied by the number of shares sold by the Grantee to the Corporation.  The Grantee’s right under this Section 12 is subject to the Corporation’s ability to effect such a repurchase of shares in compliance with all applicable laws, rules and regulations.  For purposes of this Agreement, a “Going Private Transaction” shall mean a transaction which does not constitute a Change of Control Event, but in which all or substantially all of the shares of Common Stock of the Corporation are purchased or otherwise acquired, including a redemption by the Corporation, and in connection with such transaction, or series of transactions, the Common Stock ceases to be traded on an established securities exchange.

13.           Corporation’s Obligation to Repurchase Upon Termination of Employment.  If the Grantee’s employment with the Corporation terminates for any reason at a time when there is no public trading of the Corporation’s Common Stock, the Grantee shall have the right to require the Corporation to purchase any or all of the shares of Common Stock acquired by the Grantee pursuant to the Option within sixty (60) days of such termination or, if later, within sixty (60) days after the Corporation is able to repurchase such shares in compliance with all applicable laws, rules and regulations.  The Grantee and the Corporation shall mutually agree on the fair market value for such shares, and in the event that no mutual agreement can be reached, the determination of the fair market value of such shares shall be as determined in accordance with an appraisal procedure set out in a letter agreement of even date herewith.  The Grantee’s right under this Section 13 is subject to the Corporation’s ability to effect such a repurchase of shares in compliance with all applicable laws, rules and regulations.

14.           Data Privacy Consent.  The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his personal data as described in this Agreement by and among, as applicable, the Corporation, its Subsidiaries and Salomon Smith Barney for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Corporation may hold certain personal information about the Grantee, including, but not limited to, his name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Corporation, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Grantee further understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan.  The Grantee understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative.  The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to Salomon Smith Barney or another broker, escrow agent or other third party with whom the shares acquired upon exercise of the Option may be deposited.  The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.  The Grantee understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Grantee understands that refusal or withdrawal of consent may affect his ability to participate in the Plan.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he may contact his local human resources representative.

15.           Acknowledgment.  In accepting the grant, the Grantee acknowledges that: (i) the Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, suspended or terminated by the Corporation at any time, as provided in the Plan and this Agreement, provided that any such modification, suspension or termination shall not reduce or adversely affect the Grantee’s rights under the Option; (ii) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Corporation; (iv) the Grantee’s participation in the Plan shall not create a right to further employment with the Corporation and shall not interfere with the ability of the Corporation to terminate the Grantee’s employment relationship at any time with or without cause, except as provided in the Employment Agreement; (v) the Grantee’s participation in the Plan is voluntary; (vi) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Corporation which is outside the scope of the Grantee’s employment contract (except as expressly provided herein); (vii) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) in the event that the Grantee is not an employee of the Corporation, the Option grant will not be interpreted to form an employment contract or relationship with the Corporation; and furthermore, the Option grant will not be interpreted to form an employment contract with any Subsidiary of the Corporation; (ix) the future value of the underlying shares is unknown and cannot be predicted with certainty; (x) if the underlying shares do not increase in value, the Option will have no value; (xi) if the Grantee exercises the Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the Grant Price; (xii) no claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares purchased through exercise of the Option and the Grantee irrevocably releases the Corporation from any such claim that may arise; and (xiii) except as expressly provided herein, in the event of involuntary termination of the Grantee’s employment, the Grantee’s right to receive Options under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed.

16.           Plan.  Except as set forth herein, the Option and all rights of the Grantee under this Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference.  The Grantee acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee (or the Board) do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee (or the Board) so conferred by appropriate action of the Committee (or the Board) under the Plan after the date hereof and evidenced in a writing authorized by the Committee.  The Option and the issuance and delivery of shares of Common Stock under the Option are subject to compliance with Section 4.4 of the Plan.

17.           Number and Gender.  Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

18.           Section Headings.  The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

19.           Governing Law.  This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary.

20.           Severability.  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

21.           Entire Agreement.  This Agreement, together with the Employment Agreement,  embodies the entire agreement of the parties hereto respecting the matters within its scope.  This Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof.  Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect.  There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein.  This Agreement, together with the Employment Agreement, is an integrated Agreement as to the subject matter hereof.

22.           Modifications.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

23.           Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

24.           Resolution of Disputes.  Except as set forth in Section 13, any dispute, claim or controversy arising out of or relating to this Award Agreement, including the enforcement or interpretation of any provision of this Award Agreement, shall be submitted to arbitration in accordance with the provisions set forth in Section 22 of the Employment Agreement.

25.           Notices.

(a)           All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested.  Any notice shall be duly addressed to the parties as follows:

(i)  if to the Corporation:

MSC.Software Corporation

2 MacArthur Place

Santa Ana,  California 92707

Attn: Board of Directors

with a copy to:

Jeffrey W. Walbridge, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(ii)  if to the Grantee:

William J. Weyand

6805 Alberly Lane

Cincinnati, Ohio 45243

(b)           Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 14 for the giving of notice.  Any communication shall be effective when delivered by hand, when otherwise delivered against receipt therefor, or five (5) business days after being mailed in accordance with the foregoing.

26.           Legal Counsel; Mutual Drafting.  Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice.  Each party has cooperated in the drafting, negotiation and preparation of this Agreement.  Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.  Grantee agrees and acknowledges that he has read and understands this Agreement completes, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so.

27.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee as of the Effective Date.

MSC.SOFTWARE CORPORATION,
a Delaware corporation

By:
Name: John Laskey
Title: Senior Vice President, Chief Financial Officer

GRANTEE

William J. Weyand